EXHIBIT 10.(k)

                            LINE OF CREDIT AGREEMENT

         This agreement executed in the place and date stated hereinbelow.

                                 BY AND BETWEEN

         AS FIRST PARTY: WESTERNBANK PUERTO RICO, a bank constituted under the laws and being duly authorized to do business in the Commonwealth of Puerto Rico, hereinafter called the "LENDER";

         AS SECOND PARTY: MARGO NURSERY FARMS, INC., corporation constituted under the laws and authorized to do business in the Commonwealth of Puerto Rico, represented by its President, MR. MICHAEL JOSEPH SPECTOR MILLER, of legal age, married, proprietor and resident of Dorado, Puerto Rico, hereinafter referred to as the "BORROWER".

                                   WITNESSETH

         WHEREAS: BORROWER has requested LENDER to make revolving line of credit in the aggregate maximum principal amount of ONE MILLION DOLLARS ($1,000,000.00) for investment in nursery farming business;

         WHEREAS: LENDER is to extend such loans to BORROWER for said purpose, but only on the terms, covenants and conditions hereinafter set forth and provided said loans are evidenced and Secured as set forth hereinbelow;

         NOW, THEREFORE, in consideration of the promises and of the covenants and agreements hereinafter set forth, the parties agree as follows:

                                       I.

                                 LINE OF CREDIT

         1.1. Line of Credit. LENDER agrees to make loans to BORROWER, from time to time, for terms not to exceed one year from the date of ths agreement in a revolving line of credit in the maximum aggregate amount of ONE MILLION DOLLARS ($1,000,000.00).

         1.2. Line of Credit Interest. The line of credit loans shall bear interest on the outstanding principal balances of the loans that resulting by adding one point eighty percentage (1.80%) points to the interest rate established by the London Interbank Offer Rate (LIBOR) that prevails on the first day of each trimester of a natural year. Said interest will be adjusted every ninety (90) days at the beginning of each trimester of said natural year (the first day of January, April, July and October), payable monthly on or before the tenth day of each consecutive month. In the event that the interest payable are not exempt under the Agriculture Tax Incentive Law of Puerto Rico, the interest payable by BORROWER will be the Prime Rate retroactively.

         1.3. Line of Credit Term. The line of credit shall be for a term of one
(1) year from the date of this agreement to expire on August 31, 2001.

         1.4. Disbursements. Disbursements of loans under the line of credit will be evidenced by notes issued by BORROWER payable within the term of the line of credit.

         1.5. Purpose. The loans under the line of credit will be utilized exclusively for the payment of operating expenses of the nursery farm business of BORROWER.

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                                       II.

          DELINQUENCY PENALTY, EXPENSES AND ADJUSTMENT TO INTEREST RATE

         2.1. Delinquency Penalty (Intereses por Mora). In the event BORROWER becomes delinquent ("moroso") in the payment of principal or interest or any of the loans granted by Lender as stipulated in the same, any outstanding balance owed then by BORROWER to Lender under the same will bear interest for delinquency ("interes por mora") in an amount equal to that resulting from adding two percentage points (2%) to the interest payable under the term loan and the line of credit and applicable at the time delinquency from the expiration of the grace period of thirty (30) days ("mora") until full payment; provided that, SPECTOR will have a grace period of thirty (30) days to cure the default after notice as provided herein. If me default is cured within said grace period, the increased interest will not apply.

         2.2. Expenses. All of the expenses, internal revenue stamps and notarial and recording fees related to the collateral and to this agreement and the cancellation of the same shall be paid by BORROWER.

                                      III.

                                   GUARANTEES

         3.1. Pledge. To guarantee BORROWER's compliance with the terms and conditions of this agreement and me payment of any and all amounts presently and hereinafter owed by BORROWER to LENDER, GUARANTORS have granted a security interest to LENDER over the mortgage promissory notes described as follows:

                                DESCRIPTION                                            VALUE

- ---Mortgage promissory note payable to The Federal Land of Baltimore, in           $1,000,000.00
the principal sum of $1,000,000.00 executed on March 17, 1988, authenticated as per affidavit number 1,990 before Notary Public Benito A.
Cintron Cruz, as per deed number 46 of even date and before the same
Notary Public.------------------------------------------


                                DESCRIPTION                                            VALUE

- ---Mortgage promissory note payable to Banco Santander Puerto Rico, in             $1,500,000.00
the principal sum of $1,500,000.00 executed on February 28, 2000, authenticated as per affidavit number 14,741 before Notary Public Jorge
Puig, as per deed number 10 of even date and before the same Notary
Public.------------------------------------------

- ---Mortgage promissory note payable to Bearer, in the $6,000,000.00                $6,000,000.00
principal sum of $6,000,000.00 executed in this date, authenticated as per affidavit number _____ before Notary Public
___________________________ as per deed number _____ of even date and before me same Notary Public.------------------------------------------


         On this date, together with the execution of this agreement, the GUARANTORS and LENDER have executed that certain Pledge Agreement authenticated as per affidavit number _____ before the subscribing Notary Public.

         3.2. Personal Guarantees. To guarantee BORROWER's compliance with the terms and conditions of this agreement and the payment of any and all amounts presently and hereinafter owed by BORROWER to Lender, Mr. Michael Joseph Spector Miller and his wife Mrs. Margaret Mccredie Dickson (jointly referred to as "Guarantors"), have executed personal guarantees in favor of LENDER.

         3.3. Corporate Guarantees. Upon the acquisition of all of the outstanding and issued shares of the following corporations, the GUARANTOR will cause that they execute joint and several guarantees on behalf of Borrower in the form of Schedule "___": Margo Landscaping & Designs, Inc., Margo Garden Products, Inc., Rain Forest Products Group, Inc. ("Corporate Guarantors").

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

                                       IV.

                         REPRESENTATIONS AND WARRANTIES

         BORROWER hereby represent and warrant to LENDER that on and as of the date of this Agreement:

         4.1. Corporate Authority.

                  (a) Incorporation: Good Standing. It (i) is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth Puerto Rico, (ii) has all requisite corporate power and full legal right to own its properties and conduct its business as now conducted and as presently contemplated, and (iii) is in compliance with all laws, rules and regulations applicable to them, whether they emerge from Commonwealth or Federal Laws.

                  (b) Bona Fide Farmer. BORROWER is a certified "bona fide" farmer by the Department of Agriculture and its nursery farm business is a qualified farming operation under the Agriculture Tax Incentive Law.

                  (c) Authorization. The execution, delivery and performance of this Agreement, the other loan documents and the performance of the transactions contemplated hereby and thereby (i) are within their corporate authority (ii) has been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any material breach or contravention of any provision of law, statute, contract, compromise, rule or regulation to which they are subject or a party to; or with any judgment order, writ, injunction, license or permit applicable to them and (iv) do not conflict with any provision of their corporate charter or by-laws or any agreement or other instrument binding upon them as to materially affect their assets and business.

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

                  (d) Enforceability. The execution, delivery and performance of this agreement and every other loan document will result in valid and legally binding obligations to it, enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors rights.

         4.2. Governmental Approvals. The execution, delivery and performance of this agreement and the transactions contemplated hereby and thereby, do not require any approval or consent of, or filing with, any governmental agency or authority other than those already obtained and contained herein and therein.

         4.3. Violations of the terms of this Agreement. It is not currently in violation of any of the terms of this agreement or any of the other loan documents. No event has occurred and is continuing, and no condition exists which would, with the lapse of time, constitute a violation of any of the terms of this agreement or any such other loan documents.

         4.4. Financial Condition. To the best of their knowledge, its financial statements as of December 31, 1999 present its financial position as of the date thereof and the results of its operations, retained earnings, sources and uses of funds and changes in financial position for the period then ended in accordance with GAAP.

         4.5. Litigation. There are no extrajudicial claims, actions, suits, proceedings or investigations of any kind pending or threatened against it before any court, tribunal or administrative agency or board which, if adversely determined, would in any case or in the aggregate materially adversely affect its properties, assets, financial condition or business materially impair its right to carry on business substantially as now conducted, or result in any substantial liability not adequately covered by insurance, or which questions or impairs the validity of this agreement.

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

         4.6. No Materially Adverse Contracts, etc. It is not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of BORROWER has or is expected in the future to have a Material Adverse Effect. It is not a party to any contract or agreement which in their judgment, has or is expected to have any Material Adverse Effect.

         4.7. Compliance with other Instruments, Laws, etc. It is not violating any provision of its charter documents or by laws or any material agreement or instrument by which it or any of its properties may be bound or any material decree, order, judgment, or law in a manner which could result in the imposition of substantial penalties or in a Material Adverse Effect.

         4.8. Disclosure. No representation or warranty made in this agreement, the other loan Documents or in any agreement, instrument, document, certificate, statement or letter furnished to LENDER by or on its behalf in connection with any of the transactions contemplated by any of the documents and which is presently on file with LENDER contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading or results in a material adverse effect in light of the circumstances in which they are made. Except as disclosed in writing to the LENDER, them is no event or occasion known which constitutes a Material Adverse Effect or which would in the future constitute a Material Adverse Effect.

                                       V.

                              CONDITIONS TO LENDING

         The obligations of the LENDER to make the Loan shall be subject to the following conditions precedent:

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

                  (a) Material Adverse Changes. There shall not have occurred any material adverse change in the conduct, financial condition, operating results, business or prospects of BORROWER since the date in which the present Loan was requested.

                  (b) Proceedings and Documents. All corporate, governmental and other proceedings in connection oil me transactions contemplated by the loan documents, and all instruments and documents incidental thereto, shall be in form and substance satisfactory to LENDER. LENDER shall have received all such counterpart originals or certified or other copies of all loan documents and of such other instruments and documents as LENDER shall have reasonably requested.

                  (c) Collateral Documents. LENDER shall have received as collateral for the obligations of BORROWER hereunder, in each case in substance and, where applicable, in recordable form satisfactory to the LENDER and hereby made an integral part of the present Loan Agreement, the following:

                           (1) Personal Guarantees subscribed by Mr. Michael
                  Joseph Spector Miller and his wife Mrs. Margaret Mccredie Dickson;

                           (2) Pledge Agreement subscribed by the Guarantors
                  with the pledge of various mortgage promissory notes described therein.

                  (d) True Copies of Charter. Good Standing. BORROWER shall have furnished to LENDER copies of (a) all of the charter and other incorporation documents of BORROWER (together with any amendment thereto) certified by the Secretary of the BORROWER to be true and complete; (b) the by-laws of BORROWER (together with any amendment thereto) certified by the Secretary of BORROWER to be true and complete; and (c) good standing certificates of BORROWER.

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

                  (e) Corporate Action. The Bank shall have received from BORROWER copies, certified by a duly authorized officer of each to be true and complete, of the resolutions of the Board of Director of each authorizing the execution, delivery and performance of all of the loan documents as the case may be.

                  (f) Secretary's Certificate of Stock Ownership. LENDER shall have received a Certificate of the Secretary of BORROWER attesting to the ownership of the issued and outstanding shares of the corporation.

                  (g) Incumbency Certificate. LENDER shall have received from BORROWER an incumbency certificate in a form acceptable to the LENDER, dated as of this date signed by a duly authorized officer of the BORROWER and giving the name and bearing a specimen signature of each individual who shall be authorized: (i) to sign in the name and on their behalf each of the applicable loan documents; and (ii) to give notices and to take other action on their behalf under the loan documents.

                  (h) Representations and Warrants. Each of the representations and warrants made by or on behalf of BORROWER to LENDER in this Agreement or the other loan documents shall be true and correct in all material respects when made and shall be true and correct at and as of this date.

                  (i) Attorney's Opinion. The LENDER shall have received from BORROWER's attorney(s) certifying that all fully comply with the conditions to lending and as to the truthfulness of all the representations and warranties stated herein and to execute this document and the loan documents and become fully obligated under all of their terms and conditions.

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

                                       VI.

                        AFFIRMATIVE COVENANTS OF BORROWER

         So long as the Note is outstanding, unless LENDER otherwise agrees in writing:

         6.1. Punctual Payment. BORROWER will duly and punctually pay or cause to be paid the principal of and interest on the loans, in accordance with the terms of this agreement and the notes evidencing disbursements of the loan under this line of credit.

         6.2. Use of Loan Proceeds. BORROWER shall use the proceeds of the loans for working capital.

         6.3. Financial Statements. BORROWER will deliver to LENDER:

                  (a) As soon as reasonable, but, in any event not later than one hundred and twenty (120) days after the end of each fiscal year of BORROWER, copies of the audited financial statements of BORROWER to be certified without material qualification by independent certified public accountants acceptable to the LENDER in accordance with GAAP;

                  (b) As soon as practicable, but in any event not later than thirty (30) days after the end of every semester, copies of the unaudited monthly balance sheets of BORROWER as at the end of such period, and the related statements of income for such period, prepared in accordance with GAAP, subject to year-end audit adjustments and exclusive of any footnotes which might be required by such accounting principles, together with a written statement by the principal financial or accounting officer of BORROWER to the effect that the information contained in such financial statements was prepared in accordance with GAAP, subject to such year-end audit adjustments and exclusive of any footnotes which

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

         might be required by such accounting principles, and is, in such officer's opinion, fairly presented;

                  (c) Simultaneously with the delivery of the annual financial statements referred to in paragraph (a) above:

                           (1) Auditors certifying such statements addressed to
                  LENDER stating that in the course of their audit they have reviewed this Agreement and have obtained no knowledge of any Event of Default, or if an Event of Default exists, setting forth the nature and status thereof, in reasonable detail; and

                           (2) The personal financial statements of the
                  Guarantors.

                  (d) Such other reasonable information concerning the affairs of BORROWER as LENDER may from time to time require.

         6.4. Corporate Existence; Maintenance of Properties; Conduct of Business. BORROWER will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises. It will cause all of its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary repairs, renewals, replacements, betterment and improvements thereof, as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and will continue to engage primarily in farming. BORROWER will
(i) comply in all material respects with all federal, Commonwealth and local laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, noncompliance with which could reasonably be expected to have a Material Adverse Effect.

         6.5. Notice of Material Event. BORROWER will give notice in writing to LENDER immediately upon becoming aware of the occurrence of (i) any Event of Default; or (ii) any material

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

casualty to any property or asset or any other material force majeure, or any judicial or extrajudicial claims, litigation, investigation or other proceeding against or involving BORROWER, the result of any of which could be expected to have a Material Adverse Effect, or (iii) any litigation, investigation or other proceeding or dispute affecting BORROWER which may result in a Material Adverse Effect. BORROWER will furnish to LENDER from time to time all information which th LENDER shall reasonably request with respect to the status of any litigation, investigation, proceeding or dispute to which BORROWER are a party.

         6.6. Additional Collateral Documents. As frequently as LENDER may require, BORROWER will execute and deliver to LENDER additional collateral in the event that the collateral delivered to LENDER in this transaction, in its sole discretion, have in the aggregate depreciated in a material amount, and in such event, BORROWER will take such reasonable action as LENDER may request to assist LENDER in the administration and enforcement of its collateral.

         6.7. Books and Records. The books and records relating to the financial affairs of BORROWER shall at all times be maintained in order that all financial statements provided for herein may be, and such financial statements shall be, prepared in accordance with GAAP consistently applied.

         6.8. Insurance. BORROWER will maintain insurance with financially sound and reputable insurers acceptable to LENDER with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in similar amounts, containing such terms, in such forms and for such periods as may be reasonably satisfactory to LENDER.

                  A. Property Insurance. Property insurance covering the real property and the fixtures of BORROWER shall be in the aggregate sum acceptable to LENDER and contain the "Standard Mortgage Clause" and be payable in case of loss to LENDER and to the BORROWER, as the case may be, as their interests may appear.

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

                  B. Liability Insurance. LENDER will be named as additional insured under all BORROWER's policies of liability insurance that shall have minimum coverage per occurrence and per aggregate.

         6.9. Taxes. BORROWER will duly pay and discharge, or cause to be paid and discharged, before the same shall become past due, all taxes, assessments and other governmental charges (other than taxes, assessments and other governmental charges imposed by foreign jurisdictions which in the aggregate are not material to the business or assets of BORROWER) imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, provided, however, that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if BORROWER, as the case may be, shall have set aide on its books adequate reserves with respect thereto; and provided, further, BORROWER will pay all such taxes, assessments, charges, levies or claims prior to the foreclosure of any lien which may have attached as security therefor. At the request of LENDER, BORROWER shall deliver to LENDER evidence of payment of any such taxes.

         6.10. Inspection of Properties and Books. BORROWER shall permit LENDER or any of its designated representatives, to visit and inspect any of the properties of BORROWER, to examine the books of account of BORROWER, (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of BORROWER with, and to be advised as to the same by in officers, all at such reasonable times and intervals as LENDER may reasonably request.

         6.11. Reserves. BORROWER will maintain appropriate reserves for depreciation, taxes and other contingent expenses or liabilities in accordance with GAAP.

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

         6.12. Further Assurances. BORROWER shall at any time or from time to time execute and deliver such further instruments and take such further action as may reasonably be requested by LENDER to more perfectly effect the purposes of this agreement.

         6.13. Capital Expenditures. Not later than one hundred twenty (120) days after the end of each fiscal year, of a natural year, BORROWER shall submit to the LENDER satisfactory evidence of its expenditures which are required to be capitalized under GAAP.

         6.14. Compliance with Regulations. BORROWER shall do all things necessary to preserve, renew and keep in full force and effect and in good standing their corporate existence and licenses and franchises necessary to continue their businesses and maintain their licenses and any other permits needed for the operation of their business.

                                      VII.

                         EVENTS OF DEFAULT: ACCELERATION

         LENDER will notify in writing to BORROWER of the occurrence of any event of default hereunder and BORROWER will have a grace period of thirty (30) days from the notice to cure the default.

         The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

                  (a) BORROWER shall fail to pay any principal or interest of the term Loan when the same shall become due and payable, whether on the due date therefor or any accelerated due date or at any other date fixed for payment; or,

                  (b) BORROWER shall fail to comply with their covenants contained herein; or,

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

                  (c) Any representation or warranty of BORROWER in this Agreement or in any Loan Document or instrument delivered pursuant to or in connection with this Agreement which is presently filed with LENDER shall prove to have been false in any material respect on the date when made; or,

                  (d) If at any time the mortgages described above or any other of the guarantees of this Loan does not constitute a valid first lien over its corresponding collateral; or,

                  (e) If any event shall have occurred which would have a Material Adverse Effects;

                  (f) If the BORROWER assigns this agreement or any of the advances or any interest herein, or its fight to receive any advance or portion thereof, or there is a change in control of BORROWER; or,

                  (g) If any one of the guarantees of this Loan, in the judgment of the LENDER, is materially injured or destroyed by fire, earthquake or other force major cause and have not been promptly repaired or restored; or,

                  (h) If the LENDER, or its representatives, are not permitted at all reasonable times to enter upon Borrower's facilities, to inspect the operation of its business and its goods, hardware, software and equipment used or to be used in said operation, and to examine all records, accounting ledgers, and related documents which are or shall be kept for the operations or if the BORROWER shall fail to furnish to the LENDER or its representatives, when requested, copies of such detailed information or documents; or,

                  (i) If any default shall occur in the performance of any of the terms, covenants or conditions of the mortgage notes or the deeds of mortgages or any event shall occur

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

         thereunder which would permit the LENDER as Mortgagee to elect to declare the whole principal sum evidenced by the mortgage notes and the mortgages to become due and payable; or,

                  (j) If any of the Loan Documents shall, at any time after their respective execution and delivery and for any reason, cease to be in full force and effect or shall be declared to be null or unenforceable and such condition shall continue to exist thirty (30) days after notice thereof shall be given to Borrower; or,

                  (k) Any material provision of any loan document shall cease to be valid or enforceable in accordance with its terms, or if a default shall occur under any loan document; or,

                  (l) If BORROWER or Guarantors make an assignment for the benefit of creditors, or admit in writing their inability to pay or generally fails to pay its debts as they mature or become due, or petition or apply for the appointment of a trustee or other custodian, liquidator or receiver or of any substantial part of their assets or commence any case or other proceeding's under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or takes any action to authorize or in furtherance of any of the foregoing; or,

                  (m) Any such petition or application is filed or any such case or other proceeding is commenced against any BORROWER or Guarantor and any of them indicates their approval thereof, consent thereto or acquiescence therein or an order for relief or appointing any such trustee, custodian, liquidator adjudicating any of them bankrupt or insolvent, or approving a petition in any such case or other proceeding, and such order remains in effect for more than thirty (30) days, whether or not consecutive; or,

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                  (n) At any time Borrower shall be prohibited by law from
         engaging in its ordinary course business or shall reduce or terminate all or any substantial part of its business; or,

                  (o) Any litigation, investigation or other proceeding should be filed or brought against Borrower and remain outstanding or in process for an excess of sixty (60) days and Borrower, does not defend, answer or reply within said period.

                                      VIII.

                               REMEDIES OF LENDER

         In the event of the occurrence of any of me foregoing Events of Default, and after LENDER gives BORROWER notice of default and such default is not cured within a grace period of thirty (30) days from such notice, LENDER may accelerate the maturity of this Loan and declare all amounts owed with respect to this agreement to be, and they shall thereupon forthwith mature and become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the BORROWER.

                                       IX.

                                     NOTICES

         Except as otherwise expressly provided in this Agreement, all notices and other communications made or required to be given pursuant to this Agreement, the Note or any other Loan Document shall be in writing and shall be delivered in hand, mailed by United States first class mail, postage prepaid, or sent by telecopy or telex and confirmed by letter, addressed as follows:

                  (a) if to BORROWER, P.O. Box 1180, Dorado, Puerto Rico, 00681, or at such other address for notice as Borrower shall last have furnished in writing to the person giving the notice, or,

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

                  (b) if to LENDER, P.O. Box 1180, Mayaguez, Puerto Rico. 00681.

                                       X.

                             ENVIRONMENTAL INDEMNITY

         BORROWER shall protect, indemnify and save harmless the LENDER from and against all liabilities, obligations, damages, penalties, claims, causes of action, cost, charges and expenses arising out of our relating to the environmental condition of their properties, the existence of any in environmental hazard and any release or threat of release of any hazardous substance of any kind in, on, under or from their properties at any time, regardless of whether caused by or within the control of BORROWER which may be imposed upon or incurred by or asserted against the LENDER by reason of (i) any accident, injury or damage to any person or property occurring on or about the properties or any part thereof, (ii) any use, non-use or condition of the properties or any part thereof, (iii) any failure on the pan of BORROWER to perform or comply with any of the provisions hereof, or (iv) any necessity to defend any of the rights, title or interest conveyed or created by this contract.

                                       XI.

                               ASSIGNMENT OF LOAN

         LENDER may transfer by sale or otherwise the Loan Documents or any portion or participation in the same or all or any pan of its rights or commitments hereunder, to any person, firm or corporation. BORROWER hereby agrees to execute any and all documents which the LENDER may reasonably request to effectuate the foregoing.

         BORROWER may not assign their rights under this loan without the prior written consent from LENDER.

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                                      XII.

                                   DEFINITIONS

         Material Adverse Effect. A material adverse effect on (i) the business, assets, operations, prospects or financial condition of Borrower that limits its ability to operate its respective business as presently operated as established by [their current business practices and financial statements]; (ii) the ability of BORROWER to pay its obligations in accordance with the terms hereof or thereof, or (iii) the validity or the perfection of the liens established by any of the Loan Documents.

         IN WITNESS WHEREOF, this Agreement has been signed by the parties in ____________, Puerto Rico, this

WESTERNBANK PUERTO RICO                       MARGO NURSERY FARMS, INC.
("LENDER")


BY:                                           By: /s/ Michael J. Spector Miller
   -------------------------------               -------------------------------
                                                  MICHAEL JOSEPH SPECTOR MILLER
                                                  President

AFFIDAVIT NUMBER
                 -----------------

         Subscribed before me this ________________________________ on
_______________, Puerto Rico, by the above signer, of the personal circumstances above mentioned, whom I have identified as follows:



                                                   -----------------------------
                                                           NOTARY PUBLIC

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